EXHIBIT 21

                                          SUBSIDIARIES OF THE REGISTRANT


                                                                      State or Other
                                                                      Jurisdiction of          Percentage
                                                                      Incorporation            Ownership
                                                                      --------------           ----------

Parent
------
1st State Bancorp, Inc.                                                Virginia                   N/A

Subsidiary  (1)
----------

1st State Bank                                                         North Carolina             100%

Subsidiaries of 1st State Bank (1)
------------------------------

First Capital Services Company, LLC                                    North Carolina             100%

___________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.